Exhibit 10.5
FOURTH AMENDMENT TO REVOLVING/TERM LOAN CREDIT AGREEMENT
     This Fourth Amendment to Revolving/Term Loan Credit Agreement (this “Amendment”) is entered into as of January 26, 2006, by and between Ashworth, Inc., a Delaware corporation (“Borrower”), each lender from time to time party to the Credit Agreement (as defined below) (collectively, the “Lenders” and individually, a “Lender), and UNION BANK OF CALIFORNIA, N.A., as Agent and as U.K. Security Trustee (in such capacity, “Agent”).
RECITALS
     Borrower, Agent and the Lenders are parties to that certain Revolving/Term Loan Credit Agreement dated as of July 6, 2004, as amended from time to time, including by that certain First Amendment to Revolving/Term Loan Credit Agreement dated as of September 3, 2004 and that certain Second Amendment to Revolving/Term Loan Credit Agreement dated as of May 27, 2005 and that certain Third Amendment to Revolving/Term Loan Credit Agreement dated as of September 8,2005 (collectively, the “Credit Agreement”). The parties desire to amend the Credit Agreement in accordance with the terms of this Amendment. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Credit Agreement.
     NOW, THEREFORE, the parties agree as follows:
     1. The following definitions hereby are amended and/or added to Section 1.01 of the Credit Agreement:
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the ratio of average daily Funded Debt to EBITDA (the “Financial Covenant”) as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):
Applicable Rate

Pricing Level	Funded Debt to EBITDA	Commitment Fee	Eurodollar Rate	Base Rate +
	Ratio		+

			Letters of Credit

1	Less than or equal to 1.50:1.00	0.175%	1.25%	0.00%

2	Less than or equal to 2:00:1.00 but greater than 1.50:1.00	0.175%	1.50%	0.00%

3	Less than or equal to 2.25:1.00 but greater than 2.00:1.00	0.25%	1.75%	0.00%

4	Less than or equal to 3.00:1.00 but greater than 2.25:1.00	0.375%	2.00%	0.25%

4	Greater than 3.00:1.00	0.375%	2.25%	0.25%
     Any increase or decrease in the Applicable Rate resulting from a change in the Financial Covenant shall become effective commencing on the 5* Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b): provided, howeve, that if no Compliance Certificate is delivered when due in accordance with such Section, then Pricing Level 5 shall apply commencing on the 5th Business Day following the date such Compliance

Certificate was required to have been delivered until the 5th Business Day immediately following the date a Compliance Certificate is delivered.
     “Revolving Loan Commitment” means $42,500,000. The respective Pro Rata Shares of the Lenders with respect to the Revolving Loan Commitment are set forth in Schedule 2.01.
     Term Loan Commitment” means $6,833,000. The respective Pro Rata Shares of the Lenders with respect to the Term Loan Commitment are set forth in Schedule 2.01.
     2. Lenders hereby waive Borrower’s compliance with Section 6.12(a), (b), (e) and (g) of the Credit Agreement, solely for the period ended (and as such provisions were in effect as of) October 31, 2005.
     3. Section 2.01 (c) hereby is added to the Credit Agreement to read as follows:
               ”(c) Borrowing Base. Notwithstanding any other provision of this Agreement, Bank shall not be obligated to advance funds under the Revolving Loan at any time that Borrower’s aggregate obligations to Bank thereunder exceed the sum of (a) seventy five percent (75%) of Borrower’s Eligible Accounts, and (b) fifty-five percent (55%) of Borrower’s Eligible Inventory. If at any time Borrower’s obligations to Bank under the referenced facilities exceed the sum so permitted, Borrower shall immediately repay to Bank such excess.
                         (1) Accounts and Eligible Accounts. The term “Accounts” means all presently existing and hereafter arising accounts receivable, contract rights, chattel paper, and all other forms of obligations owing to Borrower, payable in United States dollars, arising out of the sale or lease of goods, or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower, and Borrower’s books and records relating to any of the foregoing.
            The term “Eligible Accounts” means those Accounts, net of finance charges, which have been validly assigned to Bank and strictly comply with all Borrower’s representations and warranties to Bank, but Eligible Accounts shall not include any Account:
(a) With respect to which the account debtor is an officer, shareholder, director, employee or agent of Borrower;
(b) With respect to which the account debtor is a subsidiary of, related to, or affiliated or has common officers or directors with Borrower;
(c) Relating to goods placed on consignment, guaranteed sale or other terms by reason of which payment by the account debtor may be conditional;
(d) With respect to which the account debtor is not a resident of the United States or Canada;
(e) With respect to which the account debtor is a Federal, state or local governmental entity or agency, unless Bank, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940 or any applicable state statute or municipal ordinance of similar purpose and effect with respect thereto;
(f) With respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower;

(g) With respect to which there is asserted a defense, counterclaim, discount or setoff, whether well-founded or otherwise, except for those discounts, allowances and returns arising in the ordinary course of Borrower’s business;
(h) With respect to which the account debtor becomes insolvent, fails to pay its debts as they mature or goes out of business, or which is owed by an account debtor which has become the subject of a proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including but not limited to assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with all or substantially all of its creditors;
(i) Owed by any account debtor with respect to which twenty-five percent (25%) or more of the aggregate dollar amount of its Accounts are not paid within sixty (60) days of due date;
(j) That is not paid by the account debtor within sixty (60) days of due date;
(k) That portion of the Accounts owed by any single account debtor which exceeds fifteen percent (15%) of all Borrower’s Accounts; and
(1) Which Bank deems ineligible.
(2) Inventory and Eligible Inventory. The term “Inventory” means all present and hereafter acquired inventory of Borrower wherever located, including but not limited to all present and future goods held for sale or lease or to be furnished under a contract of service and all raw materials, work in progress or materials used or consumed in a business, finished goods and all proceeds and products or any of the foregoing, all guaranties and other security therefor, and all of Borrower’s present and future books and records relating thereto (including computer-stored information and all software relating thereto) and all contract rights with third parties relating to the maintenance of any such books, records and information.
The term “Eligible Inventory” means that portion of Borrower’s Inventory of finished goods consisting of Borrower’s main line(s) of business products, which is (a) owned by Borrower free and clear of all Liens except those in favor of Bank, (b) held for sale by Borrower and normally and currently saleable in the ordinary course of Borrower’s business, (c) of good and merchantable quality, free from defects, (d) located only at locations of which Bank is notified in writing, and (e) subject to a first priority security interest in favor of Bank. Except to the extent sold at Borrower’s outlet stores, Eligible Inventory does not include work in process, spare parts, returned items, damaged, defective or recalled items, items unfit for further processing, obsolete or unmerchantable items, items used as salesperson’s samples or demonstrators, Inventory held in stock more than twelve (12) months, or Inventory which Bank otherwise deems ineligible.”
     4. Section 2.07(b) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:
     “(b) Term Loan. Borrower shall repay to Lenders on each Term Loan Amortization Date, commencing January 31, 2006, equal installments of principal in the amount of $125,000.00, plus all accrued interest, on account of the Term Loan, with the entire unpaid principal balance and all accrued and unpaid interest due in full on the Maturity Date.”
     5. Section 6.02(g) hereby is added to the Credit Agreement to read as follows:

     “(g) Within fifteen (15) days after the close of each calendar month, a copy of Borrower’s detailed monthly accounts receivable aging and a Borrowing Base Certificate, executed by Borrower’s chief financial officer or other duly authorized officer of Borrower, in form acceptable to Bank, accurately reporting the amounts of Borrower’s Accounts, Eligible Accounts, Inventory and Eligible Inventory, as the Borrowing Base may require.”
     6. The following sentence hereby is added to the end of Section 6.10 of the Credit Agreement to read as follows:
     “Permit representatives and independent contractors of Agent and each Lender to audit and appraise Borrower’s Accounts and Inventory, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, but not more frequently than annually (in addition to any audit and/or appraisal in connection with this Amendment), upon seven days advance written notice to Borrower, provided, however, that when a Default exists Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours, without advance notice, and more frequently than annually.”
     7. Section 6.12(a) of the Credit Agreement, effective beginning with the period ending January 31, 2006, hereby is amended and restated in its entirety to read as follows:
     “(a) Tangible Net Worth. Maintain on a consolidated basis Tangible Net Worth equal to at least the sum of the following:
     (i) Seventy Five Million Dollars ($75,000,000); plus
     (ii) the sum of 90% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after January 31,2006; plus
     (iii) the net proceeds from any equity securities issued after the date of this Agreement.”
     8. Section 6.12(b) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:
     “(b) Intentionally Omitted.”
     9. Section 6.12(c) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:
     “(c) Quick Ratio. Maintain at all times on a consolidated basis a ratio of Quick Assets to current liabilities (including the Outstanding Amount of Loans and L/C Obligations) of at least .90:1.00, except for the fiscal quarters ending January 31 and April 30, as to which the ratio of Quick Assets to current liabilities (including the Outstanding Amount of Loans and L/C Obligations) shall be at least 0.75:1.00.”
     10. Section 6.12(e) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:
     “(e) Capital Expenditures. Not to spend or incur obligations (including the total amount of any capital leases) to acquire fixed assets for more than Seven Million Dollars ($7,000,000) in any single fiscal year on a consolidated basis.”

     11. Section 6.12(f) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:
               “(f) Intentionally Omitted.”
     12. Section 6.12(g) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:
               “(g) Fixed Charge Coverage Ratio. Not to permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.25 to 1.00; provided that, (A) for the fiscal quarter ending January 31, 2006, the Fixed Charge Coverage Ratio shall not be less than 0.80 to 1.00; and (B) for purposes of determining the Fixed Charge Coverage Ratio only, (x) Borrower’s Inventory write-down of $4,400,000 shall be added back to EBITDA through Borrower’s fiscal quarter ending April 30, 2006; and (y) Borrower’s Maintenance Capital Expenditures shall be $4,000,000 through Borrower’s fiscal quarter ending October 31, 2006.”
     13. Exhibit C to the Credit Agreement hereby is replaced in its entirety with Exhibit C attached hereto.
     14. No course of dealing on the part of Lenders, Agent or its officers, nor any failure or delay in the exercise of any right by Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s or Lenders’ failure at any time to require strict performance by Borrower of any provision of any Loan Document shall not affect any right of Lenders or Agent thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent, in accordance with the terms of the Credit Agreement.
     15. The Credit Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or Lenders under the Credit Agreement, as in effect prior to the date hereof.
     16. Borrower represents and warrants that the Representations and Warranties contained in the Credit Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     17. As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:
                    (a) this Amendment, duly executed by Borrower;
                    (b) a fee in the amount of $125,000, which may be debited from any of Borrower’s accounts;
                    (c) Agent’s fees and expenses incurred in connection with the inventory audit and appraisal of Borrower’s accounts, be debited from any of Borrower’s accounts;
                    (d) all reasonable Attorney Costs incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and
                    (e) amended and restated promissory notes payable to each Lender, which shall be delivered to Lenders within five (5) Business Days of the date hereof;
                    (f) an Intellectual Property Security Agreement, which shall be executed and delivered to Agent within five (5) Business Days of the date hereof; and
                    (g) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.
     18. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
[Balance of Page Intentionally Left Blank]]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

UNION BANK OF CALIFORNIA, NA, as Agent

By:

Name:

Title:

UNION BANK OF CALIFORNIA, N.A., as U.K. Security Trustee

By:

Name:

Title:

UNION BANK OF CALIFORNIA, N.A... as a Lender

By:

Name:

Title:

[Signature Page to Fourth Amendment to
Revolving/Term Loan Credit Agreement
[Signatures Continued Next Page]

BANK OF THE WEST

By:
Name:
Title:

COLUMBUS BANK AND TRUST

By:
Name:
Title:
[Signature Page to Fourth Amendment to
Revolving/Term Loan Credit Agreement]

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To:     UNION BANK OF CALIFORNIA, N.A., as Agent
Ladies and Gentlemen:
     Reference is made to that certain Revolving/Term Loan Credit Agreement, dated as of July 6, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement” the terms defined therein being used herein as therein defined), among Ashworth, Inc. (“Borrower”). Lenders from time to time party thereto, and UNION BANK OF CALIFORNIA, N.A., as Agent.
     The undersigned Responsible Officer, solely in such capacity, hereby certifies as of the date hereof that he/she is the                                        of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on behalf of Borrower, and that:
[Use following for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01 (a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.
     3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to detemnining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and
(select one:]
     [to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]
~or~
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]
     4. The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such

C - 1	UBOC/Ashworth

representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,

ASHWORTH, INC.
By:
Name:
Title:

C — 2

For the Quarter/Year ended	(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
I.	Section 6.12(a) — Tangible Net Worth.

A.	Tangible Net Worth at Statement Date:

	1.	Total Assets:	$

	2.	Total Liabilities:	$

	3.	Total Net Intangibles:	$

	4.	Tangible Net Worth (Line I.A.1 less Line I.A.2 less line1.A.3):	$

B.	1.	$75,000,000,* plus	$

	2.	the sum of 90% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after January 31, 2006, plus	$

	3.	the net proceeds from any equity securities issued after the date of the Agreement, plus	$

	4.	Minimum Required Tangible Net Worth (I.B. 1 plus I.B.2 plus I.B.3)	$

C.	Excess (deficient) for covenant compliance (Line I.A.4 less I.B.4):		$

*	commencing with the period ending January 31, 2006
II.	Section 6.12(b) — Intentionally Omitted.

III.	Section 6.12(c) — Quick Ratio.

A.	Quick Assets

	1.	cash, plus	$
	2.	short-term cash investments, plus	$
	3.	net trade receivables, plus	$
	4.	marketable securities not classified as long-term investment	$
	5.	Total Quick Assets	$

B.	Current Liabilities

C.	Outstanding Amount of L/C Obligations

C-1

D.	Outstanding Amount of Loans (revolving line of credit)

E.	Ratio (Line III.A.5 + sum of Line III.B + C + D):	to 1.0

Minimum Required:	0.75:1.0 for fiscal quarters ending January 31 and April 30

0.90:1.00 otherwise
IV.	Applicable Rate — Funded Debt to EBITDA Ratio.

A.1	Funded Debt (quarterly)

Average daily outstandings under Notes to Lenders

	Average daily of all L/C Obligations		$

all outstanding liabilities for borrowed money plus other interest-bearing liabilities, including current and long-term liabilities (i.e., capitalized leases and real estate debt)

2.	Total Funded Debt (Lines IV.A.1 a + b + c)

B.	EBITDA:

	1.	net income	$

	2.	less income or plus loss from discounted operations and extraordinary items, plus	$

	3.	income taxes, plus	$

	4.	depreciation, depletion and amortization	$

	5.	Total EBITDA (Line IV B 1 + 2 +3 + 4)	$

C.	Ratio (Line IV.A.2 + Line IV.B.4):		to 1.0

Applicable Rate

Pricing Level	Funded Debt to	Commitment Fee	Eurodollar Rate
	EBITDA Ratio		+
			Letters of Credit Base Rate +
1	Less than or equal to 1.50:1.00	0.175%	1.25%	0.00%

2	Less than or equal to 2.00:1.00 but greater than 1.50:1.00	0.175%	1.50%	0.00%

	Less than or equal to 2.25:1:00 but greater than 2.00:1.00	0.25%	1.75%	0.00%

	Less than or equal to 3.00:1:00 but greater than 2.25:1.00	0.375%	2.00%	0.25%

	Greater than 3.00:1.00	0.375%	2.25%	0.25%
     Any increase or decrease in the Applicable Rate resulting from a change in the Financial Covenant shall become effective commencing on the 5th Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b^: provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Pricing Level 4 shall apply commencing on the 5th Business Day following the date such Compliance Certificate was required to have been delivered until the 5th Business Day following the date a Compliance Certificate is delivered.

V.	Section 6.12(d) — Lease and Rental Expense.
	A.	aggregate payments due under operating leases for personal property in connection with the Oceanside Distribution Center) for fiscal year ending

	B.	Maximum permitted lease expenses for fiscal year:	$1,950,000

	C.	Excess (deficiency) for covenant compliance (Line V.A - V.B):	$

VI.	Section 6.12(e) — Capital Expenditures.

	A.	Obligations incurred (including capital leases) for fixed assets during fiscal year to date

	B.	Maximum permitted capital expenditures ($7,000,000 in any single year)

	C.	Excess (deficient) for covenant compliance (Line VI .A - VLB):

VII.	Section 6.12(f) — Intentionally Omitted.

VIII.	Section 6.12(g) — Fixed Charge Coverage Ratio

	A.	EBITDA (enter EBITDA from Line IV.B 5, above) fplus $4,400,000 add-back for Inventory write-down, through 4/30/06]

	B.	Maintenance Capital Expenditures
[$4,000,000 through 10/31/061

	C.	Cash Income Taxes

C-3

	D.	Interest Expense	$

	E.	Current Portion of Long Term Debt	$

	F.	Ratio (sum of Line VIII.A — B — C + sum of Line VIII. D + E)

Minimum Required [other than QE 1/31/06]: 1.25:1.00

Minimum Required [onlyQE 1/31/06]: 0.80:1.00

IX.	Section 7.02(f) — Additional Investments

	A.	As of the date hereof amount of additional Investments $	$

	B.	Maximum permitted at any time $1,000,000

X.	Section 7.06(d) — Stock Repurchases

	A.	As of the date hereof, amount of stock repurchases in current fiscal year	$_

	B.	Maximum permitted in any fiscal year $1,000,000

XL	Section 7.03(e) — Additional capitalized lease and purchase money obligations

	A.	As of the date hereof, amount of capitalized lease and purchase money obligations	$

	B.	Maximum permitted in any fiscal year $3,000,000.	$

C-4